                                                                      EXHIBIT 12
                              ORYX ENERGY COMPANY
                COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS
               TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND
             PREFERRED STOCK DIVIDEND REQUIREMENTS -- UNAUDITED (A)
                             (MILLIONS OF DOLLARS)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                        -----------------------------------------------------
                                                                          1993       1992       1991       1990       1989
                                                                        ---------  ---------  ---------  ---------  ---------
RATIO OF EARNINGS TO FIXED CHARGES:
Fixed Charges:
  Consolidated interest cost and debt expense.........................  $     163  $     187  $     217  $     241  $     115
  Interest allocable to rental expense (b)............................         11         11         13         10          8
                                                                        ---------  ---------  ---------  ---------  ---------
    Total.............................................................  $     174  $     198  $     230  $     251  $     123
                                                                        ---------  ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------  ---------
Earnings:
  Consolidated income (loss) before provision (credit) for income
   taxes..............................................................  $    (108) $      (4) $     (52) $     327  $      81
  Fixed charges.......................................................        174        198        230        251        123
  Interest capitalized................................................        (46)       (43)       (26)       (13)       (13)
  Amortization of previously capitalized interest.....................          7          3          3          3          4
                                                                        ---------  ---------  ---------  ---------  ---------
    Total.............................................................  $      27  $     154  $     155  $     568  $     195
                                                                        ---------  ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------  ---------
Ratio of Earnings to Fixed Charges (c)................................        .16        .78        .67       2.26       1.59
                                                                        ---------  ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------  ---------
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND
 REQUIREMENTS:
Fixed Charges:
  Consolidated interest cost and debt expense.........................  $     163  $     187  $     217  $     241  $     115
  Preferred stock dividend requirements (d)...........................          8         14         20         10          0
  Interest allocable to rental expense (b)............................         11         11         13         10          8
                                                                        ---------  ---------  ---------  ---------  ---------
    Total.............................................................  $     182  $     212  $     250  $     261  $     123
                                                                        ---------  ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------  ---------
Earnings:
  Consolidated income (loss) before provision (credit) for income
   taxes..............................................................  $    (108) $      (4) $     (52) $     327  $      81
  Fixed charges.......................................................        182        212        250        261        123
  Interest capitalized................................................        (46)       (43)       (26)       (13)       (13)
  Amortization of previously capitalized interest.....................          7          3          3          3          4
                                                                        ---------  ---------  ---------  ---------  ---------
    Total.............................................................  $      35  $     168  $     175  $     578  $     195
                                                                        ---------  ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------  ---------
Ratio of Earnings to Fixed Charges (c)................................        .19        .79        .70       2.21       1.59
                                                                        ---------  ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------  ---------

- ------------------------
(a) The consolidated financial statements of Oryx Energy Company include the accounts of all subsidiaries (more than 50 percent owned and/or controlled).
(b) Represents one-third of total operating lease rental expense which is that portion deemed to be interest.
(c) Earnings for 1993 were inadequate to cover fixed charges, or fixed charges and preferred stock dividend requirements, by $147 million. Earnings for 1992 were inadequate to cover fixed charges, or fixed charges and preferred stock dividend requirements by $44 million. Earnings for 1991 were inadequate to cover fixed charges, or fixed charges and preferred stock dividend requirements, by $75 million.
(d) The Company did not have preferred stock dividend requirements prior to 1990.

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